Exhibit 99.1

GM FINANCIAL REPORTS DECEMBER QUARTER OPERATING RESULTS

•	Earnings of $104 million

•	Loan and lease originations of $1.6 billion

•	Available liquidity of $1.6 billion

•	Annualized net credit losses of 3.3%

FORT WORTH, TEXAS February 16, 2012 – GENERAL MOTORS FINANCIAL COMPANY, INC. (“GM Financial” or the “Company”) announced net income of $104 million for the quarter ended December 31, 2011, and $386 million for the year ended December 31, 2011.

Loan originations were $1.2 billion for the quarter ended December 31, 2011, compared to $1.4 billion for the quarter ended September 30, 2011, and $935 million for the quarter ended December 31, 2010. Loan originations for the year ended December 31, 2011, were $5.1 billion, compared to $3.4 billion for the year ended December 31, 2010. The outstanding balance on finance receivables totaled $9.7 billion at December 31, 2011.

Lease originations of General Motors Company (“GM”) vehicles were $314 million for the quarter ended December 31, 2011, compared to $189 million for the quarter ended September 30, 2011 and $11 million for the quarter ended December 31, 2010. Lease originations of GM vehicles totaled $987 million for the year ended December 31, 2011. Leased vehicles, net, totaled $809 million at December 31, 2011.

Finance receivables 31-to-60 days delinquent were 5.3% of the portfolio at December 31, 2011, compared to 6.2% at December 31, 2010. Accounts more than 60 days delinquent were 1.9% of the portfolio at December 31, 2011, compared to 2.4% a year ago.

Annualized net charge-offs were 3.3% of average finance receivables for the quarter ended December 31, 2011, compared to 5.5% for the quarter ended December 31, 2010. For the year ended December 31, 2011, net charge-offs were 3.2%.

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The Company had total available liquidity of $1.6 billion at December 31, 2011, consisting of $572 million of unrestricted cash, approximately $681 million of borrowing capacity on unpledged eligible assets and $300 million on a line of credit from GM.

About GM Financial

General Motors Financial Company, Inc. provides auto finance solutions through auto dealers across the United States and Canada. GM Financial has approximately 3,500 employees, 700,000 customers and $11 billion in auto receivables and leased vehicles. The Company is a wholly-owned subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.gmfinancial.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s transition report on Form 10-K/T for the six month period ended December 31, 2010. Such risks include – but are not limited to – variable economic conditions, adverse portfolio performance, volatile wholesale vehicle values, unpredictable leased vehicle residual values and return rates, GM’s ability to sell new vehicles in the U.S. and Canada that we finance, reliance on warehouse financing and capital markets, the ability to continue to securitize loans, the continued availability of credit enhancement for securitization transactions on acceptable terms, fluctuating interest rates, competition, regulatory and legal changes, the high degree of risk associated with subprime borrowers, and exposure to litigation. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

On October 1, 2010, the Company was acquired by General Motors Holdings LLC, a wholly owned subsidiary of General Motors Company. The merger was accounted for under purchase accounting whereby the purchase price of the transaction was allocated to the assets acquired and liabilities assumed based upon fair market values. As a result of the purchase price allocation, the carrying value of GM Financial’s net finance receivables, deferred tax assets, credit facilities, securitization notes payable and uncertain tax positions increased. Additionally, goodwill of approximately $1.1 billion was established on October 1, 2010. The consolidated financial statements as of and for the three months ended December 31, 2011, and December 31, 2010, and the year ended December 31, 2011, reflect the change in basis from the application of purchase accounting.

General Motors Financial Company, Inc.

Consolidated Statements of Income

(Unaudited, Dollars in Thousands)

	Three Months Ended	Three Months Ended	Year Ended
	December 31,	December 31,	December 31,
	2011	2010	2011
Revenue
Finance charge income	$339,640	$264,347	$1,246,687
Other income	54,615	16,824	163,301

	394,255	281,171	1,409,988

Costs and expenses
Operating expenses	88,620	70,441	338,540
Leased vehicles expenses	27,642	2,106	67,088
Provision for loan losses	43,437	26,352	178,372
Interest expense	64,441	36,684	204,170
Acquisition expenses		16,322

	224,140	151,905	788,170

Income before income taxes	170,115	129,266	621,818
Income tax provision	66,451	54,633	236,291

Net income	$103,664	$74,633	$385,527

Consolidated Balance Sheets

(Unaudited, Dollars in Thousands)

	December 31, 2011	December 31, 2010
Assets
Cash and cash equivalents	$572,297	$194,554
Finance receivables, net	9,162,492	8,197,324
Restricted cash – securitization notes payable	919,283	926,082
Restricted cash – credit facilities	136,556	131,438
Property and equipment, net	47,440	47,290
Leased vehicles, net	809,491	46,780
Deferred income taxes	108,684	157,884
Goodwill	1,107,982	1,094,923
Other assets	178,695	122,463

Total assets	$13,042,920	$10,918,738

Liabilities and Shareholder’s Equity
Liabilities
Credit facilities	$1,099,391	$831,802
Securitization notes payable	6,937,841	6,128,217
Senior notes	500,000	70,054
Convertible senior notes	500	1,446
Accounts payable and accrued expenses	185,159	97,169
Taxes payable	85,477	160,712
Intercompany taxes payable	300,306	42,214
Interest rate swap and cap agreements	11,208	57,016

Total liabilities	9,119,882	7,388,630

Shareholder’s equity	3,923,038	3,530,108

Total liabilities and shareholder’s equity	$13,042,920	$10,918,738

Consolidated Statements of Cash Flows

(Unaudited, Dollars in Thousands)

	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010	Year Ended December 31, 2011
Cash flows from operating activities:
Net income	$103,664	$74,633	$385,527
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,222	7,809	109,619
Amortization of purchase accounting premium	(9,973)	(27,458)	(67,671)
Amortization of carrying value adjustment	33,791	77,092	177,566
Accretion and amortization of loan and leasing fees	(5,792)	1,111	(20,702)
Provision for loan losses	43,437	26,352	178,372
Deferred income taxes	9,077	21,367	50,236
Stock-based compensation expense	7,521		17,106
Other	(70)	(11,539)	(23,218)
Changes in assets and liabilities, net of assets and liabilities acquired:
Other assets	6,906	(369)	34,649
Accrued expenses	(20,899)	(10,275)	(21,399)
Taxes payable	2,233	(9,448)	(77,285)
Intercompany taxes payable	54,937	42,214	258,092

Net cash provided by operating activities	262,054	191,489	1,000,892

Cash flows from investing activities:
Purchases of receivables	(1,226,943)	(947,318)	(5,020,639)
Principal collections and recoveries on receivables	902,657	870,862	3,719,264
Net purchases of leased vehicles	(272,412)	(10,655)	(857,138)
Proceeds from termination of leased vehicles	6,037		38,054
Net change in restricted cash and other	7,564	63,697	(19,588)

Net cash used in investing activities	(583,097)	(23,414)	(2,140,047)

Cash flows from financing activities:
Net change in credit facilities	544,575	212,032	270,535
Net change in securitization notes payable	46,014	(254,644)	874,541
Issuance of senior notes			500,000
Other net changes	(4,878)	(468,568)	(125,010)

Net cash provided (used) by financing activities	585,711	(511,180)	1,520,066

Net increase (decrease) in cash and cash equivalents	264,668	(343,105)	380,911
Effect of Canadian exchange rate changes on cash and cash equivalents	414	130	(3,168)
Cash and cash equivalents at beginning of period	307,215	537,529	194,554

Cash and cash equivalents at end of period	$572,297	$194,554	$572,297

Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended	Three Months Ended	Year Ended
	December 31,	December 31,	December 31,
	2011	2010	2011
Loan origination volume	$1,239,542	$934,812	$5,084,800
GM lease origination volume	314,343	10,655	986,760
GM new vehicle loans as a percent of total loan originations	30.2%	18.1%	28.5%
GM new vehicle loans and leases as a percent of total loan and lease originations	44.3%	19.0%	40.1%
Loans securitized	$954,917	$742,708	$4,827,620

	Three Months Ended	Three Months Ended	Year Ended
	December 31,	December 31,	December 31,
	2011	2010	2011
Average finance receivables	$9,569,608	$8,679,506	$9,112,464
Average leased vehicles, net	686,797	50,144	428,136

Average earning assets	$10,256,405	$8,729,650	$9,540,600

	December 31,	December 31,
	2011	2010
Finance receivables:
Pre-acquisition finance receivables - outstanding balance	$4,366,075	$7,724,188
Less: Carrying value adjustment	(338,714)	(424,225)

Pre-acquisition finance receivables - carrying value	4,027,361	7,299,963
Post-acquisition finance receivables, net of fees	5,313,899	923,713

	9,341,260	8,223,676
Less: Allowance for loan losses on post-acquisition finance receivables	(178,768)	(26,352)

Total finance receivables, net	$9,162,492	$8,197,324

Allowance for loan losses as a percent of post-acquisition finance receivables	3.4%	2.9%

	December 31,	December 31,
	2011	2010
Loan delinquency as a percent of ending finance receivables:
31- 60 days	5.3%	6.2%
Greater than 60 days	1.9	2.4

Total	7.2%	8.6%

The Company analyzes portfolio performance of both the pre-acquisition and post-acquisition finance receivable portfolios on a combined basis. This information allows for the ability to analyze credit loss trends of the combined portfolio and also facilitates comparisons of current and historical results.

The following is a reconciliation of charge-offs on the post-acquisition portfolio to credit losses on the combined portfolio:

	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010	Year Ended December 31, 2011
Charge-offs	$37,428		$66,080
Adjustments to reflect write-offs of the contractual amounts on the pre-acquisition portfolio	130,433	$221,046	568,558

Total credit losses on the combined portfolio	$167,861	$221,046	$634,638

Total credit losses on the combined portfolio	$167,861	$221,046	$634,638
Less: Recoveries	(87,881)	(100,904)	(345,605)

Net credit losses on the combined portfolio	$79,980	$120,142	$289,033

Annualized net credit losses as a percent of average finance receivables	3.3%	5.5%	3.2%
Recoveries as a percent of gross repossession credit losses	54.1%	45.9%	54.1%

	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010	Year Ended December 31, 2011
Contracts receiving a payment deferral as an average quarterly percent of average finance receivables	5.7%	6.2%	5.3%

Operating expenses	$88,620	$70,441	$338,540

Annualized operating expenses as a percent of average earning assets	3.4%	3.2%	3.5%

Contact:

Caitlin DeYoung

(817) 302-7394